Redfin Reports Second Quarter 2023 Financial Results

SEATTLE - August 3, 2023 - Redfin Corporation (NASDAQ: RDFN) today announced results for its second quarter ended June 30, 2023.

Second Quarter 2023
Second quarter revenue was $275.6 million, a decrease of 21% compared to the second quarter of 2022. Gross profit was $100.2 million, a decrease of 10% year-over-year. Real estate services gross profit was $56.2 million, a decrease of 24% year-over-year, and real estate services gross margin was 31%, compared to 29% in the second quarter of 2022.

Net loss was $27.4 million, compared to a net loss of $78.1 million in the second quarter of 2022. Net loss attributable to common stock was $27.7 million. Net loss per share attributable to common stock, diluted, was $0.25, compared to net loss per share, diluted, of $0.73 in the second quarter of 2022.

“In a declining market, Redfin improved our second-quarter net income by $50 million,” said Redfin CEO Glenn Kelman. “We expect to break-even on an adjusted-EBITDA basis over the next 12 months rather than in 2023, which is a setback, but still we project that our adjusted EBITDA this year will improve by more than $140 million. We lost market share due to one-time setbacks from agent layoffs and the closure of RedfinNow, but we expect to return to quarter-over-quarter gains in the second half, as Redfin.com has been competing better for traffic. The year-over-year change in visitors to Redfin.com was 17 points better in the second quarter than it was for the two largest portals to for-sale listings, an acceleration from our first-quarter advantage of 12 points. Gross margins in our core real-estate-services business improved by nearly two percentage points. We believe Redfin is set up for profitable growth.”

Second Quarter Highlights
•Second quarter market share was 0.75% of U.S. existing home sales by units, compared to 0.83% in the second quarter of 2022.
•Redfin’s mobile apps and website reached more than 52 million average monthly users, compared to 53 million in the second quarter of 2022.
•Maintained momentum in mortgage cross-selling with 19% attach rates for the second quarter, up from 8% in the second quarter of 2022.
•Brought Title Forward closing services to Florida and made significant progress in cross-selling, with 57% attach rates in the second quarter, up from 29% in the second quarter of 2022.
•Experienced an uptick in high-end demand with over 1,300 $1M+ listings since launching the new Redfin Premier brand in the first quarter. In large coastal markets like San Francisco and Los Angeles, Redfin's year-over-year growth in $1M+ pending transactions began outpacing the broader market in June.
•Began leveraging AI to improve both employee efficiency and the user experience on Redfin.com, including using large language models to assist with internal engineering tasks and to create content at scale for users.

•Increased the mix of sales to loyalty customers from 35% in the second quarter of 2022 to 37% in the second quarter of 2023, driven by better agent follow-up and pipeline mining efforts.
•Delivered software to improve customer and agent experience while driving customer contacts and boosting traffic to Redfin:
◦Launched a new design system for all property pages on Redfin.com, improving the visual appearance and making it easier for Redfin teams to create beautiful, scalable features in the future. These improvements also drove significant growth in the number of buyers and sellers contacting Redfin for service.
◦Updated SMS surveys for customers who tour with Redfin Partner Agents, making it easier for them to submit feedback about their experience and improving Redfin’s understanding of tour completion rate.
◦Improved prioritization in Redfin’s support queue, helping high-intent customers get personalized help faster and generating a 1% increase in listing customers.
◦Updated rental contact request process that makes it easier for potential renters to browse additional properties and contact multiple properties at once.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of August 3, 2023, and are subject to substantial uncertainty.

For the third quarter of 2023 we expect:
•Total revenue between $265 million and $279 million, representing a year-over-year decline between (13)% and (9)% compared to the third quarter of 2022. Included within total revenue are real estate services revenue between $172 million and $182 million, rentals revenue between $46 million and $47 million, mortgage revenue between $35 million and $38 million and other revenue of approximately $12 million.
•Total net loss is expected to be between $30 million and $21 million, compared to net loss of $90 million in the third quarter of 2022. This guidance includes approximately $25 million in total marketing expenses, $18 million of stock-based compensation and $17 million of depreciation and amortization. Adjusted EBITDA is expected to be between $4 million and $14 million. Furthermore, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2022, as supplemented by our quarterly report for the quarter ended June 30, 2023, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measure
To supplement our consolidated financial statements that are prepared and presented in accordance with GAAP, we also compute and present adjusted EBITDA, which is a non-GAAP financial measure. We believe adjusted EBITDA is useful for investors because it enhances period-to-period comparability of our financial statements on a consistent basis and provides investors with useful insight into the underlying trends of the business. The presentation of this financial measure is not intended to be considered in isolation or as a substitute of, or superior to, our financial information prepared and presented in accordance with GAAP. Our calculation of adjusted EBITDA may be different from adjusted EBITDA or similar non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. Our adjusted EBITDA for the three months ended June 30, 2023 and 2022 is presented below, along with a reconciliation of adjusted EBITDA to net loss.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, title insurance, and renovations services. We also run the country's #1 real estate brokerage site. Our home-buying customers see homes first with same day tours, and our lending and title services help them close quickly. Customers selling a home in certain markets can have our renovations crew fix up their home to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Customers who buy and sell with Redfin pay a 1% listing fee, subject to minimums, less than half of what brokerages commonly charge. Since launching in 2006, we've saved customers more than $1.5 billion in commissions. We serve more than 100 markets across the U.S. and Canada and employ over 5,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$118,776	$232,200
Restricted cash	2,377	2,406
Short-term investments	100,643	122,259
Accounts receivable, net of allowances for credit losses of $2,206 and $2,223	67,753	46,375
Loans held for sale	233,550	199,604
Prepaid expenses	26,042	34,006
Other current assets	9,979	7,449
Current assets of discontinued operations	1,378	132,159
Total current assets	560,498	776,458
Property and equipment, net	49,241	54,939
Right-of-use assets, net	37,270	40,889
Mortgage servicing rights, at fair value	35,503	36,261
Long-term investments	5,473	29,480
Goodwill	461,349	461,349
Intangible assets, net	142,778	162,272
Other assets, noncurrent	11,493	11,247
Noncurrent assets of discontinued operations	—	1,309
Total assets	$1,303,605	$1,574,204
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$14,661	$11,065
Accrued and other liabilities	102,568	106,763
Warehouse credit facilities	227,801	190,509
Convertible senior notes, net	23,506	23,431
Lease liabilities	16,234	18,560
Current liabilities of discontinued operations	44	4,311
Total current liabilities	384,814	354,639
Lease liabilities, noncurrent	34,383	36,906
Convertible senior notes, net, noncurrent	834,716	1,078,157
Deferred tax liabilities	255	243
Noncurrent liabilities of discontinued operations	—	392
Total liabilities	1,254,168	1,470,337
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	39,936	39,914
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 113,934,673 and 109,696,178 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	114	110
Additional paid-in capital	791,302	757,951
Accumulated other comprehensive loss	(452)	(801)
Accumulated deficit	(781,463)	(693,307)
Total stockholders’ equity	9,501	63,953
Total liabilities, mezzanine equity, and stockholders’ equity	$1,303,605	$1,574,204

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	275,556	349,049	489,639	571,865
Cost of revenue(1)	175,366	237,813	331,311	408,980
Gross profit	100,190	111,236	158,328	162,885
Operating expenses
Technology and development(1)	47,141	46,822	94,804	92,343
Marketing(1)	33,033	55,922	73,436	98,111
General and administrative(1)	61,765	68,523	131,204	124,664
Restructuring and reorganization	6,106	12,406	7,159	18,115
Total operating expenses	148,045	183,673	306,603	333,233
Loss from operations	(47,855)	(72,437)	(148,275)	(170,348)
Interest income	2,704	554	6,110	774
Interest expense	(1,766)	(2,217)	(3,688)	(4,429)
Income tax expense	(233)	(159)	(643)	(293)
Gain on extinguishment of convertible senior notes	20,083	—	62,353	—
Other expense, net	(145)	(264)	(379)	(2,175)
Net loss from continuing operations	$(27,212)	$(74,523)	$(84,522)	$(176,471)
Net (loss) income from discontinued operations	(146)	(3,623)	(3,634)	7,519
Net loss	$(27,358)	$(78,146)	$(88,156)	$(168,952)

Net loss from continuing operations	(27,212)	(74,523)	(84,522)	(176,471)
Dividends on convertible preferred stock	(297)	(350)	(523)	(1,144)
Net loss from continuing operations attributable to common stock—basic and diluted	$(27,509)	$(74,873)	$(85,045)	$(177,615)
Net loss from continuing operations per share attributable to common stock—basic and diluted	$(0.25)	$(0.70)	$(0.77)	$(1.66)
Weighted-average shares to compute net loss per share attributable to common stock—basic and diluted	111,678,417	107,396,575	110,895,358	107,032,381
Net loss attributable to common stock—basic and diluted	$(27,655)	$(78,496)	$(88,679)	$(170,096)
Net loss attributable to common stock per share—basic and diluted	$(0.25)	$(0.73)	$(0.80)	$(1.59)

Net loss	$(27,358)	$(78,146)	$(88,156)	$(168,952)
Other comprehensive (loss) income
Foreign currency translation adjustments	—	34	(58)	38
Unrealized (loss) gain on available-for-sale debt securities	(17)	217	407	778
Comprehensive loss	$(27,375)	$(77,895)	(87,807)	(168,136)

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$3,001	$3,615	$7,136	$6,605
Technology and development	8,241	6,768	16,368	13,877
Marketing	1,254	894	2,499	1,937
General and administrative	5,025	4,009	10,345	8,118
Total	$17,521	$15,286	$36,348	$30,537

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net loss	$(88,156)	$(168,952)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,146	31,140
Stock-based compensation	36,582	33,601
Amortization of debt discount and issuance costs	2,029	2,899
Non-cash lease expense	9,578	7,096
Impairment costs	113	—
Net (gain) loss on IRLCs, forward sales commitments, and loans held for sale	(4,565)	2,721
Change in fair value of mortgage servicing rights, net	599	(878)
Gain on extinguishment of convertible senior notes	(62,353)	—
Other	(1,794)	3,170
Change in assets and liabilities:
Accounts receivable, net	(14,069)	(6,791)
Inventory	114,232	(19,297)
Prepaid expenses and other assets	8,868	(2,852)
Accounts payable	2,812	5,964
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	(4,522)	5,529
Lease liabilities	(10,790)	(8,042)
Origination of mortgage servicing rights	(579)	(964)
Proceeds from sale of mortgage servicing rights	738	774
Origination of loans held for sale	(1,922,690)	(1,641,377)
Proceeds from sale of loans originated as held for sale	1,888,706	1,587,759
Net cash used in operating activities	(11,115)	(168,500)
Investing activities
Purchases of property and equipment	(6,213)	(12,131)
Purchases of investments	(76,866)	(82,184)
Sales of investments	65,099	12,946
Maturities of investments	59,383	19,425
Cash paid for acquisition, net of cash, cash equivalents, and restricted cash acquired	—	(97,341)
Net cash provided by (used in) investing activities	41,403	(159,285)
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	5,665	9,258
Tax payments related to net share settlements on restricted stock units	(11,096)	(3,743)
Borrowings from warehouse credit facilities	1,920,487	1,628,684
Repayments to warehouse credit facilities	(1,883,196)	(1,572,033)
Borrowings from secured revolving credit facility	—	326,025
Repayments to secured revolving credit facility	—	(369,266)
Cash paid for secured revolving credit facility issuance costs	—	(764)
Principal payments under finance lease obligations	(53)	(414)
Repurchases of convertible senior notes	(183,019)	—
Net cash (used in) provided by financing activities	(151,212)	17,747
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(58)	(42)
Net change in cash, cash equivalents, and restricted cash	(120,982)	(310,080)
Cash, cash equivalents, and restricted cash:
Beginning of period	242,246	718,281
End of period	$121,264	$408,201

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Monthly average visitors (in thousands)	52,308	50,440	43,847	50,785	52,698	51,287	44,665	49,147
Real estate services transactions
Brokerage	13,716	10,301	12,743	18,245	20,565	15,001	19,428	21,929
Partner	3,952	3,187	2,742	3,507	3,983	3,417	4,603	4,755
Total	17,668	13,488	15,485	21,752	24,548	18,418	24,031	26,684
Real estate services revenue per transaction
Brokerage	$12,376	$11,556	$10,914	$11,103	$11,692	$11,191	$10,900	$11,107
Partner	2,756	2,592	2,611	2,556	2,851	2,814	2,819	2,990
Aggregate	10,224	9,438	9,444	9,725	10,258	9,637	9,352	9,661
U.S. market share by units(1)	0.75%	0.79%	0.76%	0.80%	0.83%	0.79%	0.78%	0.78%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	55%	53%	57%	58%	59%	57%	61%	62%
Average number of lead agents	1,792	1,876	2,022	2,293	2,640	2,750	2,485	2,370
Mortgage originations by dollars (in millions)	$1,282	$991	$1,036	$1,557	$1,565	$159	$242	$258
Mortgage originations by units (in ones)	3,131	2,444	2,631	3,720	3,860	414	591	671
(1) Prior to the second quarter of 2022, we reported our U.S. market share based on the aggregate home value of our real estate services transactions, relative to the aggregate value of all U.S. home sales, which we computed based on the mean sale price of U.S. homes provided by the National Association of REALTORS® (“NAR”). Beginning in the second quarter of 2022, NAR (1) revised its methodology of computing the mean sale price, (2) restated its previously reported mean sale price beginning from January 2020 (and indicated that previously reported mean sale price prior to January 2020 is not comparable), and (3) discontinued publication of the mean sale price as part of its primary data set. Due to these changes, as of the second quarter of 2022, we report our U.S. market share based on the number of homes sold, rather than the dollar value of homes sold. Our market share by number of homes sold has historically been lower than our market share by dollar value of homes sold. We also stopped reporting the aggregate home value of our real estate services transactions.

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended June 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Revenue(1)	$180,641	$45,356	$38,426	$11,133	$—	$275,556
Cost of revenue	124,447	10,427	34,266	6,226	—	175,366
Gross profit	56,194	34,929	4,160	4,907	—	100,190
Operating expenses
Technology and development	28,044	16,304	734	1,118	941	47,141
Marketing	16,004	15,938	1,054	16	21	33,033
General and administrative	20,961	25,305	6,724	1,044	7,731	61,765
Restructuring and reorganization	—	—	—	—	6,106	6,106
Total operating expenses	65,009	57,547	8,512	2,178	14,799	148,045
(Loss) income from continuing operations	(8,815)	(22,618)	(4,352)	2,729	(14,799)	(47,855)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	—	28	(91)	153	20,553	20,643
Net (loss) income from continuing operations	$(8,815)	$(22,590)	$(4,443)	$2,882	$5,754	$(27,212)
(1) Included in revenue is $0.1 million from providing services to our discontinued properties segment.

	Three Months Ended June 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Net (loss) income from continuing operations	$(8,815)	$(22,590)	$(4,443)	$2,882	$5,754	$(27,212)
Interest income(1)	—	(77)	(3,686)	(153)	(2,467)	(6,383)
Interest expense(2)	—	—	3,990	—	1,766	5,756
Income tax expense	—	43	83	—	107	233
Depreciation and amortization	5,264	10,235	994	307	329	17,129
Stock-based compensation(3)	12,297	3,709	823	561	131	17,521
Acquisition-related costs(4)	—	—	—	—	8	8
Restructuring and reorganization(5)	—	—	—	—	6,106	6,106
Gain on extinguishment of convertible senior notes	—	—	—	—	(20,083)	(20,083)
Adjusted EBITDA	$8,746	$(8,680)	$(2,239)	$3,597	$(8,349)	$(6,925)
(1) Interest income includes $3.7 million of interest income related to originated mortgage loans for the three months ended June 30, 2023.
(2) Interest expense includes $4.0 million of interest expense related to our warehouse credit facilities for the three months ended June 30, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022, October 2022, and March 2023 workforce reductions.

	Three Months Ended June 30, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Revenue(1)	$251,809	$38,248	$53,098	$5,894	$—	$349,049
Cost of revenue	177,698	7,901	46,316	5,898	—	237,813
Gross profit	74,111	30,347	6,782	(4)	—	111,236
Operating expenses
Technology and development	27,696	14,871	1,904	1,189	1,162	46,822
Marketing	40,765	13,086	1,843	71	157	55,922
General and administrative	24,341	21,824	9,450	850	12,058	68,523
Restructuring and reorganization	—	—	—	—	12,406	12,406
Total operating expenses	92,802	49,781	13,197	2,110	25,783	183,673
Loss from continuing operations	(18,691)	(19,434)	(6,415)	(2,114)	(25,783)	(72,437)
Interest income, interest expense, income tax expense, and other expense, net	(123)	232	(35)	11	(2,171)	(2,086)
Net loss from continuing operations	$(18,814)	$(19,202)	$(6,450)	$(2,103)	$(27,954)	$(74,523)
(1) Included in revenue is $4.7 million from providing services to our discontinued properties segment.

	Three Months Ended June 30, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Net loss from continuing operations	$(18,814)	$(19,202)	$(6,450)	$(2,103)	$(27,954)	$(74,523)
Interest income(1)	—	(1)	(2,929)	(12)	(540)	(3,482)
Interest expense(2)	—	—	1,958	—	2,214	4,172
Income tax expense	—	(230)	33	—	356	159
Depreciation and amortization	4,551	9,511	1,070	318	272	15,722
Stock-based compensation(3)	9,670	2,739	780	441	1,656	15,286
Acquisition-related costs(4)	—	—	—	—	1,507	1,507
Restructuring and reorganization(5)	—	—	—	—	12,406	12,406
Adjusted EBITDA	$(4,593)	$(7,183)	$(5,538)	$(1,356)	$(10,083)	$(28,753)
(1) Interest income includes $2.9 million of interest income related to originated mortgage loans for the three months ended June 30, 2022.
(2) Interest expense includes $2.0 million of interest expense related to our warehouse credit facilities for the three months ended June 30, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 12 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June and October 2022 workforce reductions.

	Six Months Ended June 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Revenue(1)	$307,937	$88,226	$74,915	$18,561	$—	$489,639
Cost of revenue	235,941	20,192	63,479	11,699	—	331,311
Gross profit	71,996	68,034	11,436	6,862	—	158,328
Operating expenses
Technology and development	56,939	32,268	1,377	2,342	1,878	94,804
Marketing	41,064	30,264	2,034	26	48	73,436
General and administrative	40,579	51,607	13,653	2,097	23,268	131,204
Restructuring and reorganization	—	—	—	—	7,159	7,159
Total operating expenses	138,582	114,139	17,064	4,465	32,353	306,603
(Loss) income from continuing operations	(66,586)	(46,105)	(5,628)	2,397	(32,353)	(148,275)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	—	73	(151)	268	63,563	63,753
Net (loss) income from continuing operations	$(66,586)	$(46,032)	$(5,779)	$2,665	$31,210	$(84,522)
(1) Included in revenue is $1.2 million from providing services to our discontinued properties segment.

	Six Months Ended June 30, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Net (loss) income from continuing operations	$(66,586)	$(46,032)	$(5,779)	$2,665	$31,210	$(84,522)
Interest income(1)	—	(157)	(6,176)	(268)	(5,668)	(12,269)
Interest expense(2)	—	—	6,605	—	3,687	10,292
Income tax expense	—	86	151	—	406	643
Depreciation and amortization	9,696	20,387	1,982	523	1,432	34,020
Stock-based compensation(3)	21,890	7,325	2,081	1,122	3,930	36,348
Acquisition-related costs(4)	—	—	—	—	8	8
Restructuring and reorganization(5)	—	—	—	—	7,159	7,159
Impairment(6)	—	—	—	—	113	113
Gain on extinguishment of convertible senior notes	—	—	—	—	(62,353)	(62,353)
Adjusted EBITDA	$(35,000)	$(18,391)	$(1,136)	$4,042	$(20,076)	$(70,561)
(1) Interest income includes $6.2 million of interest income related to originated mortgage loans for the six months ended June 30, 2023.
(2) Interest expense includes $6.6 million of interest expense related to our warehouse credit facilities for the six months ended June 30, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022, October 2022, and March 2023 workforce reductions.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Six Months Ended June 30, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Revenue(1)	$429,295	$76,292	$56,015	$10,263	$—	$571,865
Cost of revenue	331,482	15,094	51,834	10,570	—	408,980
Gross profit	97,813	61,198	4,181	(307)	—	162,885
Operating expenses
Technology and development	54,435	29,154	4,251	2,225	2,278	92,343
Marketing	71,608	24,128	1,871	125	379	98,111
General and administrative	47,333	46,015	10,974	1,562	18,780	124,664
Restructuring and reorganization	—	—	—	—	18,115	18,115
Total operating expenses	173,376	99,297	17,096	3,912	39,552	333,233
Loss from operations	(75,563)	(38,099)	(12,915)	(4,219)	(39,552)	(170,348)
Interest income, interest expense, income tax expense, and other expense, net	(123)	701	(35)	12	(6,678)	(6,123)
Net loss from continuing operations	$(75,686)	$(37,398)	$(12,950)	$(4,207)	$(46,230)	$(176,471)
(1) Included in revenue is $10.0 million from providing services to our discontinued properties segment.

	Six Months Ended June 30, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Net loss from continuing operations	$(75,686)	$(37,398)	$(12,950)	$(4,207)	$(46,230)	$(176,471)
Interest income(1)	—	(1)	(3,247)	(13)	(759)	(4,020)
Interest expense(2)	—	—	2,235	—	4,427	6,662
Income tax expense	—	(434)	33	—	694	293
Depreciation and amortization	8,569	18,867	1,372	573	618	29,999
Stock-based compensation(3)	19,810	4,979	1,381	810	3,557	30,537
Acquisition-related costs(4)	—	—	—	—	2,424	2,424
Restructuring and reorganization(5)	—	—	—	—	18,115	18,115
Adjusted EBITDA	$(47,307)	$(13,987)	$(11,176)	$(2,837)	$(17,154)	$(92,461)
(1) Interest income includes $3.2 million of interest income related to originated mortgage loans for the six months ended June 30, 2023.
(2) Interest expense includes $2.2 million of interest expense related to our warehouse credit facilities for the six months ended June 30, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program. See Note 11 to our consolidated financial statements for more information.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June 2022, October 2022, and March 2023 workforce reductions.

Reconciliation of Adjusted EBITDA Guidance to Net Loss Guidance
(unaudited, in millions)

	Q3 2023
	Low	High
Net loss	(30)	(21)
Depreciation and amortization	17	17
Stock-based compensation	18	18
Adjusted EBITDA	4	14
Note: Figures may not sum due to rounding.